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                                                                   EXHIBIT 23.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 filed on or about September 20, 1999 of our report, dated February 6, 1998, relating to the financial statements of The Bank of Orange County. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

McGladrey & Pullen LLP

Pasadena, California
September 20, 1999